                                                                                                 Exhibit 11
                                           AMERICAN STORES COMPANY
                                      Calculation of Earnings Per Share
                                                (unaudited)
                                    (In thousands, except per share data)

                                               Thirteen Weeks Ended         Twenty-Six Weeks Ended
                                           ___________________________    __________________________

                                               July 30,       July 31,      July 30,      July 31,
                                                1994           1993  (1)     1994          1993  (1)
                                           _____________    __________     ___________   ___________

Earnings Per Share - Before Dilution
____________________________________

Earnings applicable to shareholders before
  extraordinary item - before dilution       $ 69,034         $ 58,501      $116,997      $115,008

Extraordinary item                                  0                0             0       (15,000)
                                             ________         ________      ________      ________

Earnings applicable to shareholders -
  before dilution                            $ 69,034         $ 58,501      $116,997      $100,008
                                             ========         ========      ========      ========

Earnings per share before extraordinary
  item - before dilution                        $0.48            $0.41         $0.82         $0.81

Extraordinary item                                  0                0             0         (0.11)
                                             ________         ________      ________      ________

Earnings per share - before dilution            $0.48            $0.41         $0.82         $0.70
                                             ========         ========      ========      ========

Average share outstanding - before dilution   142,745          142,066       142,682       141,972
                                             ========         ========      ========      ========


Earnings Per Share - After Dilution
___________________________________

Earnings applicable to shareholders before
  extraordinary item - before dilution       $ 69,034         $ 58,501      $116,997      $115,008
Plus interest on convertible debentures         1,903            1,903         3,806         3,806
                                             ________         ________      ________      ________

Earnings applicable to shareholders before
  extraordinary item - after dilution          70,937           60,404       120,803       118,814
Extraordinary item                                  0                0             0       (15,000)
                                             ________         ________      ________      ________
Earnings applicable to shareholders -
  after dilution                             $ 70,937         $ 60,404      $120,803      $103,814
                                             ========         ========      ========      ========

Earnings per share before extraordinary
  item - after dilution                         $0.47            $0.40         $0.80         $0.79
Extraordinary item                                  0                0             0         (0.10)
                                             ________         ________      ________      ________

Earnings per share - after dilution             $0.47 (2)        $0.40 (2)     $0.80 (2)     $0.69 (2)
                                             ========         ========      ========      ========

Average shares outstanding - after dilution   151,211          150,842       151,205       150,804
                                             ========         ========      ========      ========

         (detail on page following)











Calculation of Average Shares Outstanding - After Dilution
__________________________________________________________

Effect of assumed exercise of stock options:
___________________________________________

Proceeds from assumed exercise               $ 14,524        $ 25,220       $ 15,346      $ 26,400

Shares under options outstanding                1,251            2,144         1,340         2,254
Shares assumed acquired with proceeds
  under the treasury stock method                (563)          (1,146)         (595)       (1,200)
                                             ________         ________      ________      ________
Incremental shares due to assumed
  exercise of stock options                       688              998           745         1,054
                                             ========         ========      ========      ========

Average shares outstanding - after dilution:
___________________________________________

Average shares outstanding - before dilution  142,745          142,066       142,682       141,972
Assumed exercise of stock options                 688              998           745         1,054
Assumed conversion of debentures                7,778            7,778         7,778         7,778
                                             ________         ________      ________      ________

      Total                                   151,211          150,842       151,205       150,804
                                             ========         ========      ========      ========

(1)  Restated as necessary to reflect the March 1994 two-for-one stock split.
(2)  Dilution is less than 3%.
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